Exhibit 99.1

Destination Maternity Reports Second Quarter and First Six Months Fiscal 2018 Results

- Comparable sales increase 1.2% from prior year second quarter

- E-commerce sales rise 18.4% from prior year second quarter

- Selling, General and Administrative expenses decline 5.1% from prior year second quarter

- Adjusted EBITDA before other charges and change in accounting principle for the first six months of fiscal 2018 increases 13.4% to $11.8 million

- Management reaffirms full-year guidance and expects Adjusted EBITDA before other charges will more than double over last year’s second half

MOORESTOWN, N.J., September 10, 2018 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced financial results for the second quarter and first six months of fiscal 2018 ended August 4, 2018 compared to the second quarter and first six months of fiscal 2017 ended July 29, 2017.

Commentary

“We continued to make progress in the second quarter executing against our strategic initiatives aimed at accelerating revenue growth, rationalizing expenses and improving profitability,” said Marla Ryan, Chief Executive Officer of Destination Maternity. “The hard work of our entire team drove an 18.4% year-over-year increase in ecommerce sales in the quarter, the 11th consecutive quarter of online sales growth. Comparable sales also increased 1.2%, and our disciplined cost savings measures reduced SG&A costs by 5.1% year-over-year in the second quarter. On the ecommerce front, we are rolling out enhanced site capabilities and faster shipping solutions over the next 90 days to better serve the needs of the digital savvy, millennial mom. We have retained a leading marketing advisory firm to assist us in identifying ways to drive higher e-Commerce revenue growth, improve online conversion, and maximize our marketing spend. Our brick and mortar business is stabilizing as we are actively realigning our product offering and shifting inventory towards more evergreen styles to increase conversion and drive sales. We are confident the right steps are being taken to position the business for future success. With this momentum and our year to date results, we are reaffirming our full-year guidance of 30% to 45% growth in Adjusted EBITDA, before other charges. We expect Adjusted EBITDA, before other charges will more than double over last year’s second half.”

Destination Maternity has strong brand awareness with a vast potential for growth. We remain committed to and confident in the transformation of this company to a more dynamic and profitable organization.”

Second Quarter Fiscal 2018 Financial Results

•

Net sales for the second quarter of fiscal 2018 decreased 1.9% to $96.4 million from $98.3 million for the second quarter of fiscal 2017. Sales were negatively impacted by the net closure of 27 retail stores, partially offset by an increase in comparable sales.

•	Comparable sales for the second quarter of fiscal 2018 increased 1.2%, compared to a decrease of 3.4% in the second quarter of fiscal 2017.

•	Gross margin for the second quarter of fiscal 2018 was 51.7%, a decrease of 123 basis points from the comparable prior year gross margin.

•	Selling, general and administrative expenses (“SG&A”) for the second quarter of fiscal 2018 decreased 5.1% to $50.1 million. As a percentage of net sales, SG&A decreased 176 basis points to 52.0%.

•	Adjusted EBITDA before other charges was $4.0 million for the second quarter of fiscal 2018, a decrease of 3.4% compared to $4.1 million for the second quarter of fiscal 2017.

•

Adjusted net loss for the second quarter of fiscal 2018 was $1.6 million, or $0.11 per share (diluted), compared to the comparably adjusted net loss for the second quarter of fiscal 2017 of $1.8 million, or $0.13 per share (diluted).

First Six Months of Fiscal 2018 Financial Results (26 weeks ended August 4, 2018)

•	Net sales for the first six months decreased 2.5% to $199.6 million from $204.7 million for the comparable period in fiscal 2017.

•	Comparable sales for the first six months of fiscal 2018 increased 0.5%, compared to a decrease of 5.5% for the six months ended July 29, 2017.

•	Gross margin for the first six months of fiscal 2018 was 52.7%, a decrease of 100 basis points from the comparable prior year gross margin.

•	Selling, general and administrative expenses (“SG&A”) for the first six months of fiscal 2018 decreased 6.0% to $101.9 million. As a percentage of net sales, SG&A decreased 191 basis points to 51.1%.

•

Adjusted EBITDA before other charges and change in accounting principle was $11.8 million for the first six months of fiscal 2018, an increase of 13.4% compared to $10.4 million for the first six months of fiscal 2017.

•

Adjusted net loss for the first six months of fiscal 2018 was $0.5 million, or $0.04 per share (diluted), compared to the comparably adjusted net loss for the first six months of fiscal 2017 of $2.5 million, or $0.18 per share (diluted).

Adjusted EBITDA before other charges, and adjusted net income, are defined in the financial tables at the end of this press release.

Other Financial Information

•	Capital expenditures in the second quarter totaled $1.4 million primarily driven by minor investments in stores and investments to support key systems projects.

•	At August 4, 2018, inventory was $67.8 million, a decrease of $2.0 million compared to $69.8 million at July 29, 2017.

Retail Locations

	Three Months Ended		Six Months Ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Store Openings (1)	2	1	2	5
Store Closings (1) (2)	6	5	9	13

Period End Retail Location Count (1)
Stores	480	507	480	507
Leased Department Locations	634	643	634	643

Total Retail Locations	1,114	1,150	1,114	1,150

1)	Excludes international franchised locations.
2)	During the six months ended July 29, 2017 Macy’s completed closure of 59 stores where we had a leased department within the store.

Conference Call Information

As announced previously, the Company will host a conference call regarding second quarter Fiscal 2018 financial results that includes comments on the results from members of our senior management at 9:00 a.m. Eastern Time. Management will conduct a question and answer session with investors following its prepared remarks.

Interested parties can listen to this conference call by dialing (800) 219-6970 in the United States and Canada or (574) 990-1028 outside of the United States and Canada. The call will also be available on the investors section of the Company’s website at http://investor.destinationmaternity.com. Passcode for the conference call is 6396537.

In the event that you are unable to participate in the call, a replay will be available at 12:00 p.m. Eastern Time on Monday, September 10, 2018 through 12:00 p.m. Eastern Time on Monday, September 17, 2018 by calling (855) 859-2056 in the United States and Canada or (404) 537-3406 outside of the United States and Canada. Passcode for the replay is 6396537.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of August, 4, 2018, Destination Maternity operates 1,114 retail locations in the United States, Canada and Puerto Rico, including 480 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 634 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of August 4, 2018, Destination Maternity has 188 international franchised locations, including 11 standalone stores operated under one of the Company’s nameplates and 177 shop-in-shop locations.

Reconciliation of Non-GAAP Financial Measures

This press release and the accompanying financial tables contain non-GAAP financial measures within the meaning of the SEC’s Regulation G, including 1) adjusted net loss, 2) adjusted net loss per share - diluted, 3) Adjusted EBITDA, 4) Adjusted EBITDA before other charges, 5) Adjusted EBITDA margin, and 6) Adjusted EBITDA margin before other charges. In the accompanying financial tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company’s management believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, certain of the Company’s cash and equity incentive compensation plans are based on the Company’s level of achievement of Adjusted EBITDA before other charges. The Company provides these various non-GAAP financial measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the SEC, or in materials incorporated therein by reference.

Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

Contacts

Sloane & Company

Erica Bartsch, 212-446-1875

Ebartsch@sloanepr.com

Alex Kovtun, 212-446-1896

Akovtun@sloanepr.com

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net sales	$96,395	$98,280	$199,622	$204,706
Cost of goods sold	46,530	46,227	94,354	94,714

Gross profit	49,865	52,053	105,268	109,992
Gross margin	51.7%	53.0%	52.7%	53.7%
Selling, general and administrative expenses	50,095	52,806	101,952	108,455
Store closing, asset impairment and asset disposal expenses	672	1,120	1,641	2,638
Other charges, net	1,923	(171)	3,073	646

Operating loss	(2,825)	(1,702)	(1,398)	(1,747)
Interest expense, net	1,144	979	2,301	1,983

Loss before income taxes	(3,969)	(2,681)	(3,699)	(3,730)
Income tax provision	56	93	112	186

Net loss	$(4,025)	$(2,774)	$(3,811)	$(3,916)

Net loss per share — Basic	$(0.29)	$(0.20)	$(0.28)	$(0.28)

Average shares outstanding — Basic	13,823	13,793	13,831	13,771

Net loss per share — Diluted	$(0.29)	$(0.20)	$(0.28)	$(0.28)

Average shares outstanding — Diluted	13,823	13,793	13,831	13,771

Reconciliation of Net Loss to Adjusted Net Loss

Net loss, as reported	$(4,025)	$(2,774)	$(3,811)	$(3,916)
Add: other charges for proxy solicitation	1,256	—	2,141	—
Add: other charges for proposed merger	—	(165)	—	649
Add: other charges for management and organizational changes	667	(6)	932	(3)
Less: effect of change in accounting principle	—	—	—	(764)
Less: income tax effect of adjustments to net loss	(474)	64	(746)	42
Add deferred tax valuation allowance related to cumulative losses	991	1,073	924	1,497

Adjusted net loss	$(1,584)	$(1,808)	$(560)	$(2,495)

Adjusted net loss per share - diluted	$(0.11)	$(0.13)	$(0.04)	$(0.18)

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	August 4, 2018	February 3, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,317	$1,635
Trade receivables, net	6,837	6,692
Inventories	67,753	71,256
Prepaid expenses and other current assets	11,043	11,522

Total current assets	86,950	91,105
Property and equipment, net	59,177	66,146
Other assets	6,612	5,331

Total assets	$152,739	$162,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$7,300	$8,000
Current portion of long-term debt	4,881	4,780
Accounts payable	24,497	30,949
Accrued expenses and other current liabilities	33,402	31,661

Total current liabilities	70,080	75,390
Long-term debt	23,802	23,809
Deferred rent and other non-current liabilities	21,442	22,715

Total liabilities	115,324	121,914

Stockholders’ equity	37,415	40,668

Total liabilities and stockholders’ equity	$152,739	$162,582

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	August 4, 2018	February 3, 2018	July 29, 2017
Cash and cash equivalents	$1,317	$1,635	$2,161
Inventory	67,753	71,256	69,759
Property and equipment, net	59,177	66,146	76,128
Line of credit borrowings	7,300	8,000	4,200
Total debt	35,983	36,589	39,280
Stockholders’ equity	37,415	40,668	58,033

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Six Months Ended
	August 4, 2018	July 29, 2017
Operating Activities
Net loss	$(3,811)	$(3,916)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,961	8,888
Stock-based compensation expense	584	830
Loss on impairment of long-lived assets	1,519	2,446
Loss on disposal of assets	68	116
Grow NJ award benefit	(1,412)	1,815
Amortization of deferred financing costs	336	235
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(145)	(221)
Inventories	3,503	(719)
Prepaid expenses and other current assets	479	1,962
Other non-current assets	12	(44)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	(1,831)	(2,965)
Deferred rent and other non-current liabilities	(1,417)	(179)

Net cash provided by operating activities	5,846	8,248

Investing Activities
Capital expenditures	(2,579)	(3,611)
Additions to intangible assets	—	(18)

Net cash used in investing activities	(2,579)	(3,629)

Financing Activities
Decrease in cash overdraft	(2,657)	(1,342)
Decrease in line of credit borrowings	(700)	(400)
Proceeds from long-term debt	2,500	3,401
Repayment of long-term debt	(2,537)	(6,673)
Deferred financing costs paid	(160)	(268)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(29)	(37)
Proceeds from exercise of stock options	—	—

Net cash used in financing activities	(3,583)	(5,319)

Effect of exchange rate changes on cash and cash equivalents	(2)	2

Net Decrease in Cash and Cash Equivalents	(318)	(698)
Cash and Cash Equivalents, Beginning of Period	1,635	2,859

Cash and Cash Equivalents, End of Period	$1,317	$2,161

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Loss to Adjusted EBITDA(1)

and Adjusted EBITDA Before Other Charges and Change in Accounting Principle,

and Operating Loss Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Other Charges and Change in Accounting Principle

(in thousands, except percentages)

(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net loss	$(4,025)	$(2,774)	$(3,811)	$(3,916)
Add: income tax provision	56	93	112	186
Add: interest expense, net	1,144	979	2,301	1,983

Operating loss	(2,825)	(1,702)	(1,398)	(1,747)
Add: depreciation and amortization expense	3,910	4,427	7,960	8,888
Add: loss on impairment of long-lived assets	632	1,100	1,519	2,446
Add: loss on disposal of assets	55	22	68	116
Add: stock-based compensation expense	256	416	584	830

Adjusted EBITDA (1)	2,028	4,263	8,733	10,533
Add: other charges for proxy solicitation	1,256	—	2,141	—
Add: other charges for proposed business combination	—	(165)	—	649
Add: other charges for management and organizational changes	667	(6)	932	(3)
Less: effect of change in accounting principle	—	—	—	(764)

Adjusted EBITDA before other charges and effect of change in accounting principle	$3,951	$4,092	$11,806	$10,415

Net Sales	$96,395	$98,280	$199,622	$204,706

Operating loss margin (operating loss as a percentage of net sales)	(2.9%)	(1.7%)	(0.7%)	(0.9%)
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales	2.1%	4.3%	4.4%	6.5%
Adjusted EBITDA margin before other charges and effect of change in accounting principle (adjusted EBITDA before other charges and change in accounting principle as a percentage of net sales)	4.1%	4.2%	5.9%	7.1%

(1)

Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock based compensation expense.